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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Precision Castparts Corp. of our report dated February 12, 2003 relating to the financial statements of SPS Technologies, Inc., which appears in the SPS Technologies, Inc.'s 2002 Annual Report to Shareholders, which is incorporated by reference in SPS Technologies, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the incorporation by reference of our report dated February 12, 2003 relating to the financial statement schedule of SPS Technologies, Inc., which appears in SPS Technologies, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
September 22, 2003

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  Exhibit 23.2